UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: December 14, 2016

(Date of earliest event reported)

APOGEE ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 0-6365

Minnesota	41-0919654
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

4400 West 78th Street – Suite 520

Minneapolis, Minnesota 55435

(Address of principal executive offices, including zip code)

(952) 835-1874

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 14, 2016, Apogee Enterprises, Inc. (the “Company”), announced that its wholly owned subsidiary, WPP Acquisition Corporation, an Ontario corporation (“Purchaser”), had entered into an asset purchase agreement (the “Purchase Agreement”) with Sotawall Inc., an Ontario corporation (“Vendor”), and Juan A. Speck (together with Vendor, the “Vendor Parties”) to acquire the assets and business of Vendor’s high-performance, modular, pre-glazed curtainwall systems design, manufacturing and installation business (the “Curtainwall Systems Business”) for cash consideration of approximately $135 million (U.S.), plus the value of certain limited assumed liabilities, subject to certain adjustments for the levels of working capital at closing (the “Transaction”). The Transaction closed simultaneously with the execution of the Purchase Agreement. The purchase price was funded using cash on hand and the Company’s credit facility.

The Purchase Agreement contains customary representations, warranties, covenants and indemnification provisions. In order to secure any purchase price adjustment due to Purchaser from Vendor and to fulfill the indemnification obligations of the Vendor Parties, $12.6 million of the consideration paid by Purchaser was placed in escrow for a period of up to 24 months after the closing of the Transaction.

Among other covenants contained in the Purchase Agreement, the Vendor Parties have agreed, subject to certain exceptions, not to (a) engage in or assist others in engaging in the business of the Curtainwall Systems Business in North America for a period of five years following the closing of the Transaction (the “Restricted Period”); (b) employ, or solicit for employment (and to cause its affiliates not to employ or solicit for employment), any employee of the Curtainwall Systems Business during the Restricted Period; and (c) not to solicit (and to cause its affiliates not to solicit) or cause actual or potential customers, clients, or suppliers of the Curtainwall Systems Business to terminate or modify their relationship with the Curtainwall Systems Business during the Restricted Period.

Additionally, Vendor has agreed to change its name from Sotawall Inc., and to cause its affiliates, Sota Holdings, Ltd., Sota Curtainwall Inc. and Sota USA Inc. (collectively, the “Sota Entities”), to change their names such that they no longer include “Sota” or any variation thereof. In connection with the Transaction, Purchaser will change its name to “Sotawall Limited.” Pursuant to the terms of the Purchase Agreement, Purchaser shall have the sole right to use the name “Sotawall Inc.” and any other name that includes “Sota,” or any variation thereof, that was used by Vendor or the Sota Entities in connection with the Curtainwall Systems Business.

The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.01 Completion of Acquisition of or Disposition of Assets.

The information in Item 1.01 of this Current Report on Form 8-K concerning the Purchase Agreement and the Transaction is incorporated herein by reference and made a part of this Item 2.01.

Item 7.01 Regulation FD Disclosure.

On December 14, 2016, the Company announced that Purchaser had entered into a definitive agreement to acquire the Curtainwall Systems Business from Vendor and certain of its subsidiaries for aggregate cash consideration of approximately $135 million, subject to certain adjustments for the levels of working capital at closing. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished herewith and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statement of Business Acquired.

The financial statements required by Item 9.01(a) of Form 8-K with respect to the Transaction will be filed by amendment to this Current Report on Form 8-K as soon as practicable, and in any event not later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed pursuant to Item 2.01.

(b) Pro Forma Financial Information.

The pro forma financial information required by Item 9.01(b) of Form 8-K, with respect to the Transaction will be filed by amendment to this Current Report on Form 8-K as soon as practicable, and in any event not later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed pursuant to Item 2.01.

(d) Exhibits.

10.1	Asset Purchase Agreement between Sotawall Inc., Juan A. Speck and WPP Acquisition Corporation, dated December 14, 2016.*
99.1	Press release issued by Apogee Enterprises, Inc. dated December 14, 2016.*

*   Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOGEE ENTERPRISES, INC.

	By:	/s/ Patricia A. Beithon
Patricia A. Beithon General Counsel and Secretary

Date: December 20, 2016

EXHIBIT INDEX

Exhibit Number	Description
10.1	Asset Purchase Agreement between Sotawall Inc., Juan A. Speck and WPP Acquisition Corporation, dated December 14, 2016.*
99.1	Press release issued by Apogee Enterprises, Inc. dated December 14, 2016.*

*   Filed herewith.